                                                                       Exhibit 5

                      [MORRISON & FOERSTER LLP LETTERHEAD]




Anthra Pharmaceuticals, Inc.
103 Carnegie Center, Suite 102
Princeton, NJ 08540


Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-1 filed by Anthra Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") on March 11, 1998 (Registration No. 333-47725), Amendment No. 1 thereto filed on April 28, 1998, Amendment No. 2 thereto filed on May 15, 1998, Amendment No. 3 thereto filed on May 21, 1998 and Amendment No. 4 thereto filed on September __, 1998 (collectively, the "Registration Statement"), with exhibits as filed in connection therewith, and the form of prospectus contained therein, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 2,300,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, $0.01 par value per share (the "Common Stock"), and one redeemable warrant to purchase one share of Common Stock (the "Warrants"), of which 300,000 Units may be purchased to cover over-allotments, if any. The Registration Statement also registers (1) a warrant to be issued to the underwriter of the public offering (the "Underwriter") to purchase 200,000 Units (the "Underwriter's Warrant"), (2) the 200,000 Units (the "Underwriter's Units") issuable upon the exercise of the Underwriter's Warrant, (3) the 200,000 shares of Common Stock underlying the Underwriter's Units, (4) the 200,000 Warrants underlying the Underwriter's Units and (5) the 200,000 shares of Common Stock underlying the Warrants underlying the Underwriter's Units. The Units and the Underwriter's Warrant and the securities underlying such Units and Underwriter's Warrant are collectively referred to herein as the "Securities." The Securities are being sold to the Underwriter pursuant to an Underwriting Agreement to be entered into by the Company and the Underwriter.

                  As counsel to the Company, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where

Anthra Pharmaceuticals, Inc.
September __, 1998
Page 2


due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

                  Based on the foregoing and on all other instruments, documents and matters examined in connection with rendering this opinion and subject to the effectiveness of the Registration Statement with the SEC and to the registration or qualification under the securities laws of the states in which the Securities may be sold, upon the sale and issuance of the Securities in the manner referred to in the Registration Statement and in accordance with the terms of the Underwriting Agreement, we are of the opinion that:

                  1. The issuance of the shares of Common Stock comprising a part of the Units has been duly authorized by the Board of Directors of the Company, and such shares, when issued, will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  2. The issuance of the Warrants (comprising a part of the Units) has been duly authorized by the Board of Directors of the Company, and such Warrants when issued will constitute legal, valid and binding obligations of the Company in accordance with their terms, except (i) as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws.

                  3. The issuance of the Underwriter's Warrant has been duly authorized by the Board of Directors of the Company, and such warrant when issued will constitute legal, valid and binding obligations of the Company, in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws.

                  4. The shares of Common Stock issuable upon the exercise of the Warrants have been duly authorized by the Board of Directors of the Company, and, upon exercise of the Warrants in accordance with their terms and payment of the exercise price therefor, will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  We express no opinion as to the applicability or effect of any laws, orders or judgements of any state of jurisdiction other than federal securities laws, the substantive laws of the State of New York and the General Corporation Law of the State of Delaware. Further, our

Anthra Pharmaceuticals, Inc.
September __, 1998
Page 3

opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

                  By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,



                                                     Morrison & Foerster LLP